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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) JULY 29, 2001


                         LIONS GATE ENTERTAINMENT CORP.
            --------------------------------------------------------
               (Exact name of registrant as specified in charter)

                            British Columbia, Canada
                            ------------------------
                 (State or Other Jurisdiction of Incorporation)

             1-14880
      (Commission File Number)                 (IRS Employer Identification No.)

                SUITE 3123, THREE BENTALL CENTRE, BURRARD STREET
                       VANCOUVER, BRITISH COLUMBIA V7X 1J1
                    (Address of principal executive offices)

                                 (604) 609-6100
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              (Registrant's telephone number, including area code)

                                   NO CHANGE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 29, 2001, the Board of Directors, upon the recommendation of the Audit Committee and the Company's senior management, requested the resignation of PricewaterhouseCoopers LLP ("PWC") as the Company's auditors effective as of July 24, 2001 for the reason that the level of service provided by PWC was well below the Audit Committee's and the Company's expectations. The Audit Committee and the Company's senior management had concerns regarding a lack of responsiveness and the lack of overall industry experience of the PWC staff responsible for the audit engagement. PWC were our auditors for the fiscal year ended March 31, 2001 and had been our auditors since November 1997.

PWC reports on the consolidated financial statements for fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements or, in the opinion of the Company, reportable events within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of the Securities and Exchange Commission Regulation S-K for the fiscal years ended March 31, 2001 and 2000.

In response to the Company's disclosure in its preliminary proxy statement filed August 1, 2001 regarding the former auditors' resignation, PWC furnished the following correspondence on August 2, 2001 to the Company:

"In performing the audit of the financial statements of Lions Gate Entertainment Corp for the year ended March 31, 2001, PricewaterhouseCoopers LLP advised the Company and the Audit Committee of the following matters:

1. The Company does not presently have procedures that are effective in ensuring that the information relevant to revenue recognition is collected and reported to ensure that the timing of certain revenue recognition is appropriate.

2. A number of material adjustments recorded by management were identified by the auditors during the audit. The auditors advised that while internal controls over systems were adequate, lack of timely monitoring controls over systems output and accounting entries, such as reconciliations of account balances, analysis and review of transactions, balances and adjustments, may have contributed to the number of adjustments. The auditors have advised that they were not able to determine whether the matters raised were related solely to significant events that occurred during the year ended March 31, 2001 as the auditors were dismissed upon completion of the audit for the year ended March 31, 2001.

3. The Company should undertake additional training and support of its accounting employees and management to ensure employees and management are able to fulfill their assigned functions."

The Audit Committee and the Company's senior management neither accept nor agree with PWC's comments that PWC has asked be included herein.

PWC'S Auditors' Opinion dated June 22, 2001 is unqualified.

In response to PWC's comment 1 with respect to procedures followed by the Company to ensure that the timing of the recognition of certain revenues is appropriate, the Company concurs with PWC's observation that this is a subjective area. The Company's management believes that given the size and nature of the transactions in question, the Company's procedures were reasonable. The Company continues to monitor its revenue recognition practices in light of the Company's ongoing development.

In response to PWC's comment 2, the Company notes again that PWC advised the Audit Committee at the conclusion of its audit that the internal controls at the Company were adequate. The Company is committed to a strong internal control environment and related processes.

In response to PWC's comment 3, the Company notes that in fiscal 2001 it had grown substantially and as the Company continues to grow, it will continue to hire and train staff to support the accounting function.

The Board of Directors has hired Ernst & Young LLP to replace
PricewaterhouseCoopers LLP as the Company's independent auditors.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LIONS GATE ENTERTAINMENT CORP.



Date: August 3, 2001                    By: /s/ Marni Wieshofer
                                            ------------------------------------
                                            Name:    Marni Wieshofer
                                            Title:   Chief Financial Officer

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